Exhibit 4.4

FIRST SUPPLEMENTAL INDENTURE

between

LINCOLN NATIONAL CORPORATION,

ISSUER,

and

THE BANK OF NEW YORK MELLON,

NOTES TRUSTEE

DATED AS OF AUGUST 18, 2020

TABLE OF CONTENTS
Page
ARTICLE I
DEFINITIONS AND INTERPRETATION

SECTION 1.01.Definitions and Interpretation	2

ARTICLE II
AMENDMENTS TO BASE INDENTURE

SECTION 2.01.Amendments to the Base Indenture	3

ARTICLE III
THE NOTES

SECTION 3.01.Establishment	4
SECTION 3.02.Payment of Principal and Interest	5
SECTION 3.03.Transfer and Exchange	6
SECTION 3.04.Restricted Legends	7
SECTION 3.05.Defeasance	7
SECTION 3.06.No Sinking Fund	7
SECTION 3.07.Redemption at the Option of the Company	8
SECTION 3.08.Reports	8

ARTICLE IV
MISCELLANEOUS

SECTION 4.01.Relationship to Base Indenture	8
SECTION 4.02.Notes Trustee Not Responsible for Recitals	8
SECTION 4.03.Ratification and Incorporation of Base Indenture	9
SECTION 4.04.Governing Law; Waiver of Jury Trial	9
SECTION 4.05.Separability	9
SECTION 4.06.Executed in Counterparts	9
SECTION 4.07.Multiple Roles	9
SECTION 4.08.FATCA	10

EXHIBITS

Exhibit AForm of Note

Exhibit BRestricted Legend

FIRST SUPPLEMENTAL INDENTURE, dated as of August 18, 2020 (this “First Supplemental Indenture”), between Lincoln National Corporation, an Indiana corporation (the “Company”), and The Bank of New York Mellon, a New York banking corporation, as trustee (referred to herein as the “Notes Trustee”) under the Senior Indenture, dated as of March 10, 2009 (the “Base Indenture”), between the Company and the Notes Trustee, amending and supplementing the Base Indenture.

RECITALS

WHEREAS, the Company executed and delivered the Base Indenture to the Notes Trustee to provide for the future issuance of the Company’s senior debt securities (the “Securities”), to be issued from time to time in one or more series as might be determined by the Company under the Base Indenture;

WHEREAS, pursuant to the terms of the Base Indenture and this First Supplemental Indenture (together, the “Indenture”), the Company has duly authorized the creation, issuance and sale to Belrose Funding Trust (the “Trust”), pursuant to the Facility Agreement, dated as of August 18, 2020, among the Company, the Trust, and the Notes Trustee (the “Facility Agreement”), of a new series of Securities of the Company designated as its 2.330% Senior Notes due 2030 (the “Notes”), not to exceed the Maximum Amount at any one time outstanding;

WHEREAS, Section 9.01(vii) of the Base Indenture permits the Company and the Notes Trustee to enter into one or more indentures supplemental to the Base Indenture to establish the form or terms of Securities of any series as permitted by Sections 2.01 and/or 3.02 of the Base Indenture, and the Company and the Notes Trustee wish to enter into the First Supplemental Indenture to establish the form and terms of the Notes;

WHEREAS, Section 9.01(v) of the Base Indenture permits the Company and the Notes Trustee to enter into one or more indentures supplemental to the Base Indenture to add to, change or eliminate any provisions of the Base Indenture, provided that any such addition, change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is adversely affected by such change in or elimination of such provision, and the Company and the Notes Trustee wish to amend Sections 1.01, 2.01, 3.02 and 3.04 of the Base Indenture, for purposes of the Notes and each other series of Securities created on or after the date hereof, to provide for, among other items, execution of instruments in electronic format; and

WHEREAS, the Company has requested that the Notes Trustee execute and deliver this First Supplemental Indenture, and all requirements necessary to make this First Supplemental Indenture a valid instrument in accordance with its terms and for the purposes herein expressed have been performed and fulfilled.

NOW THEREFORE, in consideration of the premises, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Notes, the terms, provisions and conditions thereof and the amendment to the Base Indenture, the parties hereto hereby agree as follows:

Article I

Definitions and Interpretation

Section 1.01.Definitions and Interpretation.

For all purposes of this Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Section have the meanings assigned to them in this Section and include the plural as well as the singular;

(b) the words “herein”, “hereinafter”, “hereof” and “hereunder” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision. Certain terms, used principally within an Article or Section of this Supplemental Indenture, may be defined in that Article or Section;

(c) the Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof;

(d) each of the following terms shall have the respective meaning set forth in the Facility Agreement: Cash Settlement Election, Issuance Right, Maximum Amount, Repurchase, Settlement Date and Voluntary Exercise;

(e) each of the following terms shall have the respective meaning set forth in the Trust Declaration: Depositor Affiliated Owner/Holder, Pledge Agreement, Transaction Agreements, Trust and Trust Securities; and

(f) the following terms have the meanings given to them in this Section 1.01(f):

“Interest Payment Date” means, in respect of the Notes, February 15 and August 15 of each year, commencing on the February 15 or August 15 immediately following the date of original issuance of the Notes.

“Regular Record Date” means, in respect of the Notes, the February 1 or August 1 of each year (whether or not a Business Day) immediately preceding the related Interest Payment Date; provided that (a) at any time that the Notes are held by the Trust or in book-entry form only, interest will be paid to the persons in whose names such Notes are registered at the close of business on the Business Day immediately preceding such Interest Payment Date and (b) if any Notes are issued in definitive form to the holders of the Trust Securities in exchange therefor after February 1 or August 1 and prior to the next February 15 or August 15, as the case may be, interest shall be payable on such February 15 or August 15 to the persons in whose names the Trust Securities were registered at the close of business on the preceding February 1 or August 1, as the case may be (whether or not a Business Day).

“Restricted Legend” means the legend set forth in Exhibit B.

“Rule 144” means Rule 144 under the Securities Act, as such rule may be amended from time to time, or any successor provision.

“Rule 144A” means Rule 144A under the Securities Act, as such rule may be amended from time to time, or any successor provision.

“Rule 144A Certificate” means a certificate substantially in the form of Annex A to Exhibit A.

“Securities Act” means the Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time.

“Trust Declaration” means the Amended and Restated Declaration of the Trust, dated as of August 18, 2020, among the Company, as depositor, The Bank of New York Mellon, as trustee of the Trust, BNY Mellon Trust of Delaware, as Delaware Trustee, and the Company (solely for the purposes of Section 5.10(f) and Section 10.4(c) thereof), relating to the Trust.

Article II

Amendments to Base Indenture

Section 2.01.Amendments to the Base Indenture.

(a) Section 1.01 of the Base Indenture is hereby amended to (i) delete the period at the end of clause (d), (ii) move the word “and” at the end of clause (c) to the end of clause (d) and (iii) insert the following clause (e):

(e) the words “execution”, “signed”, “signature”, and words of like import in the Indenture shall include images of manually executed signatures transmitted by facsimile, email or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including without limitation, Diligent, DocuSign and AdobeSign or any other similar platform identified by the Company and reasonably available at no undue burden or expense to the Notes Trustee, with respect to the signatures of the Notes Trustee).  The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. Without limitation to the foregoing, and anything in this Indenture to the contrary notwithstanding, (a) any Officer’s Certificate, company order, Opinion of Counsel, Note, certificate of authentication appearing on or attached to any Note, supplemental indenture or other certificate, opinion of counsel, instrument, agreement or other document delivered pursuant to this Indenture may be executed, attested and transmitted by any of the foregoing electronic means and formats and (b) all references in Section 3.04 or elsewhere in this Indenture to the execution, attestation or authentication of any Note or any certificate of authentication appearing on or attached to any Note shall be deemed to include signatures that are made or transmitted by any of the foregoing electronic means or formats. The Notes Trustee shall have no duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto.

(b) Section 2.01 of the Base Indenture is hereby amended to replace the first sentence of the last paragraph with the sentence: “Unless otherwise provided with respect to any series of Securities pursuant to Section 3.02, the Securities of each series will initially be issued in the form of one or more Global Securities.”

(c) Clause (a) of Section 3.02 of the Base Indenture is hereby amended to (i) delete the word “and” at the end of sub-clause (xxi), (ii) delete sub-clause (xxii) and replace such sub-clause with the following:

(xxii)if applicable, that the Securities of the series, in whole or any specified part, shall be defeasible pursuant to Section 13.02 or Section 13.03 or both such Sections and any additional restrictions or limitations on the Company’s option to elect Defeasance or Covenant Defeasance; and

and (iii) insert the following clause (xxiii):

(xxiii) any other terms of any of the Securities of the series (which terms shall not be inconsistent with the provisions of this Indenture).

(d) Section 3.04 of the Base Indenture is hereby amended to add the phrase “Unless otherwise provided with respect to any series of Securities pursuant to Section 3.02,” to the beginning of clause (h).

Article III

The Notes

Section 3.01.Establishment.

(a) There is hereby established a new series of Securities to be issued under the Indenture, to be designated as the Company’s “2.330% Senior Notes due 2030”.

(b) On the date hereof, the Company shall execute, and the Notes Trustee shall authenticate, a single certificate, registered in the name of the Trust (the “Initial Note Certificate”), to evidence Notes that may be sold to the Trust from time to time pursuant to the Facility Agreement. The initial principal amount of the Initial Note Certificate shall be $0, and the aggregate principal amount of Notes represented by such certificate may from time to time be increased or decreased to reflect (i) any issuance and sale, or any Repurchase, of Notes pursuant to the Facility Agreement upon receipt of written confirmation from the Company (in the case of any exercise of the Issuance Right) or the trustee of the Trust (in the case of any Repurchase) of the receipt of the purchase price for the Notes to be delivered or repurchased, (ii) any cancellation of Notes pursuant to Section 3.03(f) or (iii) any redemption of Notes in accordance with their terms and Article XI of the Base Indenture, in each case by adjustments made on the books and records of the Security Registrar, as hereinafter provided; provided that the principal amount of Notes represented by the Initial Note Certificate may at no time exceed the Maximum Amount. The Notes evidenced by the Initial Note Certificate shall be exchangeable for one or more Global Securities as provided in Section 3.04(b).

(c) Notes that have been redeemed shall be cancelled as provided in Section 3.10 of the Base Indenture and may not be reissued.

Section 3.02.Payment of Principal and Interest.

(a) The Notes will mature on August 15, 2030 (the “Stated Maturity” in respect of the principal of the Notes). The unpaid principal amount of the Notes, if issued and outstanding, shall bear interest at the rate of 2.330% per year until paid or duly provided for. Interest shall be calculated as set forth in the form of Notes and shall be paid semi-annually in arrears on each Interest Payment Date to the Person in whose name the Notes are registered on the Regular Record Date for such Interest Payment Date; provided that interest payable at the Stated Maturity or upon redemption will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the holders on such Regular Record Date and may be paid as provided in Section 3.08(b) of the Base Indenture. Notwithstanding the foregoing, at any time the Notes are held by the Trust, or are solely represented by one or more Global Securities, interest will be paid to the Persons in whose names the Notes are registered at the close of business on the Business Day immediately preceding the applicable Interest Payment Date.

(b) The Company hereby designates the Notes Trustee as the initial Paying Agent, Security Registrar and transfer agent for the Notes. Accordingly, the Corporate Trust Office of the Notes Trustee shall be and hereby is, designated as the office or agency where the Notes may be presented for payment and where notices to or demands upon the Company in respect of the Notes and the Indenture may be served. Transfers of the Notes will be registrable at the Corporate Trust Office of the Notes Trustee and at any of the Company’s other offices or agencies that it may maintain for that purpose.

(c) The principal of, and premium, if any, and interest due on the Notes shall be paid in Dollars. Payments of interest (including interest on any Interest Payment Date) will be made subject, in the case of a Global Security, to the Notes Trustee’s or Paying Agent’s arrangements with the Depository (a) if a Note is held by the Trust, by wire transfer in immediately available funds and (b) if a Note has been distributed in physical form by the Trust to the holders of the Trust Securities upon the dissolution and termination of the Trust and is not represented by a Global Security, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, or (ii) by wire transfer at such place and to such account at a banking institution in the United States of America as may be designated in writing to the Notes Trustee and Paying Agent at least 15 days prior to the date for payment by the Person entitled thereto.

Section 3.03.Transfer and Exchange.

(a) Section 3.06 of the Base Indenture, as supplemented by this Section 3.03, shall apply to the transfer and exchange of the Notes.

(b) The Security Registrar shall not be required to effect any transfer (other than to the Company or The Depository Trust Company or its nominee) of any individual Security on the Security Register unless (i) it receives a certificate substantially in the form of the Rule 144A Certificate duly executed by the holder or his attorney duly authorized in writing, or (ii) the Company determines that any other exemption from the registration requirements under the Securities Act is available and the Company causes to be delivered to the Security Registrar (if other than the Company) an Officer’s Certificate to such effect; and in each case, the Company or the Notes Trustee receives such documentation, including opinions of counsel, requested by the Company or the Notes Trustee in order to confirm compliance with the transfer restrictions set forth herein; provided that, if the requested transfer or exchange is made by the registered holder of an individual Security that does not bear the Restricted Legend, then no certification shall be required. In the event that a Global Security or an individual Security that does not bear the Restricted Legend is surrendered for transfer or exchange, upon transfer or exchange the Notes Trustee shall deliver an individual Security that does not bear the Restricted Legend. The Company may require from any Person requesting a transfer or exchange in reliance upon this Section 3.03(b) an opinion of counsel and any other reasonable certifications and evidence in order to support such certificate.

(c) No certification is required in connection with any transfer or exchange of any Note (or a beneficial interest therein) after such Note is eligible for resale pursuant to Rule 144 without being subject to any conditions as provided in Rule 144; provided that the Company has provided the Notes Trustee with an Officer’s Certificate to that effect. Any individual Security delivered in reliance upon this paragraph will not bear the Restricted Legend.

(d) The Notes Trustee shall retain copies of all certificates, opinions and other documents received in connection with the transfer or exchange of a Note that is not a Global Security (or a beneficial interest therein), and the Company shall have the right to inspect and make copies thereof at any reasonable time upon written notice to the Notes Trustee.

(e) The Notes Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this First Supplemental Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this First Supplemental Indenture, and to examine the same to determine compliance on their face as to form with the express requirements hereof.

(f) In the event that a Depositor Affiliated Owner/Holder requests that the trustee of the Trust exchange Trust Securities for Notes pursuant to Section 5.4(e) of the Trust Declaration, the Notes Trustee shall register the transfer of such Notes to the Depositor Affiliated Owner/Holder or, if requested by such Depositor Affiliated Owner/Holder, cancel such Notes in accordance with Section 3.10 of the Base Indenture.  The Company shall provide the Notes Trustee with a copy of any request by any Depositor Affiliated Owner/Holder under Section 5.4(e) of the Trust Declaration promptly after such a request is made, accompanied by an Officer’s Certificate that the exchange complies with the applicable Transaction Agreements and is permitted hereunder.

Section 3.04.Restricted Legends.

(a) Except as otherwise provided in paragraph (c) of this Section 3.04, Section 3.03(b) or Section 3.03(c), each Note shall bear the Restricted Legend.

(b) If the Trust distributes the Notes to the holders of the Trust Securities upon its dissolution and termination, then prior to such distribution, the Notes shall, and the Company shall take commercially reasonable efforts to cause the Notes to, be exchanged for one or more Global Securities and the Depository shall be The Depository Trust Company; provided that, if such Notes are not eligible to be settled through The Depository Trust Company at the time of such distribution, such Notes will be distributed in the form of one or more individual Securities. Any such Global Securities shall be Global Securities for purposes of the Base Indenture and shall be subject to the provisions thereof governing Global Securities, except as modified hereby.

(c) If the Company determines (upon the advice of counsel and such other certifications and evidence as the Company may reasonably require) that a Note is eligible for resale pursuant to Rule 144 without compliance with any limits thereunder and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of the Note (or a beneficial interest therein) are effected in compliance with the Securities Act, the Company may instruct the Notes Trustee in an Officer’s Certificate to cancel the Note and issue to the holder thereof (or to its transferee) a new Note of like tenor and amount of the same series, registered in the name of the registered holder thereof (or its transferee), that does not bear the Restricted Legend, and the Notes Trustee will comply with such instruction.

(d) By its acceptance of any Note bearing the Restricted Legend (or any beneficial interest in such a Note), each registered holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Note (and any such beneficial interest) set forth in this First Supplemental Indenture and in the Restricted Legend and agrees that it will transfer such Note (and any such beneficial interest) only in accordance with this First Supplemental Indenture and such legend.

Section 3.05.Defeasance.

The provisions of Sections 13.02 and 13.03 of the Base Indenture will apply to the Notes only after the Notes are distributed to the holders of the Trust Securities upon the dissolution and termination of the Trust.

Section 3.06.No Sinking Fund.

The Notes shall not be entitled to any sinking fund.

Section 3.07.Redemption at the Option of the Company.

The Notes shall be redeemable at the option of the Company on the terms forth in the Notes. The Company shall notify the Notes Trustee of the Optional Redemption Price (as defined in the Notes) of any Notes to be redeemed upon the determination thereof. The Notes Trustee shall not be responsible for calculating said Optional Redemption Price.

Section 3.08. Reports.

At any time that the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company shall, for so long as any Notes are outstanding or may be issued pursuant to the Facility Agreement, furnish or otherwise make available to each holder of the Notes or Trust Securities and to each prospective investor (as designated by such holder of the Notes or the Trust Securities), upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Article IV

Miscellaneous

Section 4.01.Effectiveness.

This First Supplemental Indenture will become effective upon its execution and delivery, provided that the amendments set forth in Article II shall take effect immediately prior to, and shall be in full force and effect with respect to, the creation and establishment of the terms of the Notes pursuant to the other provisions of this First Supplemental Indenture.

Section 4.02.Relationship to Base Indenture.

Other than with respect to the amendments set forth in Article II, to the extent the terms of the Base Indenture are amended by this First Supplemental Indenture, no such amendment shall in any way affect the terms of any other supplemental indenture or any series of Securities other than the Notes, and the terms of this First Supplemental Indenture (other than the amendments set forth in Article II) shall relate and apply solely to the Notes.

Notwithstanding the foregoing, Article II amends the terms of the Base Indenture in respect of Securities of any series issued on or after the date hereof, including the Notes, but shall not modify, amend or otherwise affect the Base Indenture insofar as it relates to any Securities of any series issued prior to the date hereof.

Section 4.03.Notes Trustee Not Responsible for Recitals.

The recitals contained herein and in the Notes, except the Notes Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Notes Trustee assumes no responsibility for their correctness. The Notes Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture or the Notes. All of the provisions contained in the Base Indenture in respect of the rights, privileges, immunities, powers and duties of the Notes Trustee shall be applicable in respect of the Notes and of this First

Supplemental Indenture as fully and with like effect as if set forth herein in full. The Notes Trustee shall not be deemed to have knowledge or notice of any Default or Event of Default unless written notice of any event which is in fact such a default is received by the Notes Trustee at the Corporate Trust Office, and such notice references the Notes and the Indenture.

Section 4.04.Ratification and Incorporation of Base Indenture.

The Base Indenture, as supplemented and amended hereby, is in all respects ratified and confirmed, and the Base Indenture and this First Supplemental Indenture shall be read, taken and construed as one and the same instrument.

Section 4.05.Governing Law; Waiver of Jury Trial.

This First Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to applicable principles of conflicts of laws to the extent the laws of another jurisdiction would be required thereby. EACH OF THE COMPANY, EACH HOLDER (BY ITS ACCEPTANCE OF THE NOTES), AND THE NOTES TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE BASE INDENTURE, THE FIRST SUPPLEMENTAL INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 4.06.Separability.

In case any provision in this First Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 4.07.Executed in Counterparts.

This First Supplemental Indenture, and the Notes, may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section 4.08.Multiple Roles.

The parties expressly acknowledge and consent to The Bank of New York Mellon acting in the capacity of trustee (in such capacity, the “Owner Trustee”) under the Trust Declaration, as Collateral Agent and Securities Intermediary under the Pledge Agreement, and as the Notes Trustee under the Indenture and the Facility Agreement. Each of the Owner Trustee, the Securities Intermediary, the Collateral Agent and the Notes Trustee may, in such capacity, discharge its separate functions fully, without hindrance or regard to conflict of interest principles, duty of loyalty principles or other breach of fiduciary duties to the extent any such conflict or breach arises from the performance by the Owner Trustee of express duties set forth in the Trust Declaration, the Collateral Agent and Securities Intermediary of express duties set forth in the Pledge Agreement or the Notes Trustee of express duties set forth in the Facility

Agreement and in the Indenture, all of which defenses, claims or assertions are hereby expressly waived by the other parties hereto and the holders of the Notes.

Section 4.09.FATCA

In order to comply with Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended (the “Code”) and the rules and regulations thereunder (as in effect from time to time, collectively, the “Applicable Law”), the Company agrees (i) upon reasonable written request of the Notes Trustee to provide to the Notes Trustee reasonably available information in its possession regarding the Company or the holders of the Securities (solely in their capacity as such) and which is necessary for the Notes Trustee to determine whether it has tax related obligations under Applicable Law, and (ii) that the Notes Trustee shall be entitled to make any withholding or deduction in respect of Taxes from payments under the Indenture to the extent necessary to comply with Applicable Law.  Nothing in the immediately preceding sentence shall be construed as obligating the Company to make any “gross up” payment or similar reimbursement in connection with a payment in respect of which amounts are so withheld or deducted.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized, all as of the day and year first above written.

LINCOLN NATIONAL CORPORATION

By	/s/ Randal J. Freitag
	Name:	Randal J. Freitag
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to First Supplemental Indenture]

THE BANK OF NEW YORK MELLON, not in its individual capacity but solely in its capacity as Notes Trustee

By	/s/ Glenn G. McKeever
	Name:	Glenn G. McKeever
	Title:	Vice President

[Signature Page to First Supplemental Indenture]

Exhibit A

(FORM OF 2.330% SENIOR NOTES DUE 2030)

LINCOLN NATIONAL CORPORATION

2.330% Senior Notes due 2030

No. [●]	CUSIP No.: 534187 BM0
U.S. $

Lincoln National Corporation, a corporation organized and existing under the laws of the State of Indiana (hereinafter called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to [●], or registered assigns, [Include if this Security is issued to the Trust — the principal sum not in excess of the Maximum Amount (as hereinafter defined) reflected on the books and records of the Security Registrar in accordance with the terms of the Indenture][Include if this Security is a Global Security — the principal sum set forth on Schedule I hereto (which amount shall not exceed $500,000,000 at any time)] on August 15, 2030 and to pay interest from and including the Initial Interest Accrual Date (as defined below), or from and including the most recent interest payment date to which interest has been paid or duly provided for, semi-annually in arrears on February 15 and August 15 of each year, commencing on the February 15 or August 15 immediately following the date of original issuance of this Security (each, an “Interest Payment Date”) on the principal amount outstanding on such Interest Payment Date or on the Maturity Date (as defined below) at the rate of 2.330% per annum until the principal hereof is paid or made available for payment; provided that any principal and any such installment of interest which is overdue shall bear interest at the rate of 2.330% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. The “Initial Interest Accrual Date” means (i) if this Security is issued prior to February 15, 2021, August 18, 2020, (ii) if this Security (A) is issued after February 15, 2021 and prior to August 15, 2030 (or upon any earlier date of redemption or repayment) (each such date is referred to herein as the “Maturity Date”) and (B) is not issued on any February 15 or August 15, the February or August 15 immediately preceding the date of original issuance hereof, or (iii) if this Security is issued on any February 15 or August 15 prior to the Maturity Date, such February 15 or August 15. If any Interest Payment Date falls on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day in the amount that would otherwise have been due on February 15 or August 15 and no additional interest shall accrue in respect of the payment made on that next succeeding Business Day. If August 15, 2030 shall not be a Business Day, payment of the principal and interest due on that date need not be made on that day but may be made on the next day that is a Business Day with the same force and effect as if made on August 15, 2030 and no additional interest shall accrue in respect of the payment made on that next succeeding Business Day. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Note is registered at the close of business on the Regular Record Date (as hereinafter defined) immediately preceding such Interest Payment Date, provided that any interest payable at August 15, 2030 or on any Optional Redemption Date (as hereinafter defined) will be paid to the person to whom principal is payable, subject to certain exceptions as provided in the Indenture. Payment of the principal of, and interest due on, this Note at the Stated Maturity or upon redemption will be made at the designated office or agency of the Company maintained for such purpose in The City of New York, New York (which shall initially be the Corporate Trust Office of the Notes Trustee, as Paying Agent, in the City of New York) in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debt. Any interest not so punctually paid or duly provided for shall forthwith cease to be payable to the holders on such Regular Record Date and shall be payable as provided in Section 3.08(b) of the Indenture. Interest on this Note will be computed on the basis of a 360-day year consisting of twelve 30-day months. Payment of interest (including interest on any Interest Payment Date) will be made, subject to the Notes Trustee’s arrangements with the Depository with respect to any Global Securities, (a) if this Note is held by the Trust, by wire transfer in immediately available funds and (b) if this Note has been distributed by the Trust to the holders of the Trust Securities upon the dissolution and termination of the Trust and is not represented by a Global Security, at the option of the Company, by (i) check mailed to the address of the person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States of America as may be designated in writing to the Notes Trustee at least 15 days prior to the date for payment by the person entitled thereto.

“Regular Record Date” means the February 1 or August 1 of each year (whether or not a Business Day) immediately preceding the related Interest Payment Date; provided that (a) at any time that this Note is held by Belrose Funding Trust, as Delaware statutory trust (the “Trust”), or in book-entry form only, interest will be paid to the person in whose name this Note is registered at the close of business on the Business Day immediately preceding the Interest Payment Date and (b) if this Note is issued in definitive form to a holder of Trust Securities in exchange therefor after February 1 or August 1 and prior to the next February 15 or August 15, as the case may be, interest shall be payable on such February 15 or August 15 to the persons in whose names the Trust Securities were registered at the close of business on the preceding February 1 or August 1, as the case may be (whether or not a Business Day).

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE. Unless the certificate of authentication hereon has been executed by the Notes Trustee by manual, facsimile or electronic signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

LINCOLN NATIONAL CORPORATION

By
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Name:
Title:

Dated:

Certificate of Authentication

This is one of the Securities referred to in the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK MELLON, as Notes Trustee

Authorized Signatory

[Reverse of Note]

LINCOLN NATIONAL CORPORATION

2.330% Senior Notes due 2030

This Note is one of a duly authorized issue of Securities of the Company of a series hereinafter specified, all issued and to be issued under the Senior Indenture dated as of March 10, 2009 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of August 18, 2020 (the “First Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), between the Company and The Bank of New York Mellon, as trustee under the Base Indenture (hereinafter the “Notes Trustee”, which term includes any successor Notes Trustee under the Indenture), to which the Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Notes Trustee and the Holder of the Securities and the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities may be issued in one or more series, the terms of which different series may vary as provided in the Indenture. This Note is one of a series of the Securities of the Company designated as its 2.330% Senior Notes due 2030 (hereinafter called the “Notes”), limited in aggregate principal amount to the Maximum Amount. The Notes of this series are issuable in registered form only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

[Include if this Security is a Global Security — This Note is exchangeable in whole or, from time to time, in part for Notes in definitive registered form only as provided in the Indenture.]

The Notes are redeemable, in whole or in part, at the option of the Company (the date of any such redemption, an “Optional Redemption Date”), at any time or from time to time, upon notice to each Holder of the Notes at least 30 days (or 45 days in the case of any Notes held by the Trust) but not more than 60 days prior to the Optional Redemption Date.

At any time and from time to time prior to May 15, 2030 (the “Par Call Date”), the redemption price (the “Optional Redemption Price”) will be the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed that would be due if such Notes matured on the Par Call Date (not including any portion of such payments of interest accrued to the Optional Redemption Date) discounted to the Optional Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 30 basis points. At any time and from time to time on or after the Par Call Date, the Optional Redemption Price will be equal to 100% of the principal amount of the Notes to be redeemed. In each case, the Company shall also pay accrued and unpaid interest on the principal amount being redeemed to but excluding the Optional Redemption Date.  Prior to the dissolution and termination of the Trust, the Company may redeem the Notes only in integral multiples of $50,000,000 principal amount.

“Adjusted Treasury Rate” means, with respect to any Optional Redemption Date:

•

the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15” published by the Board of Governors of the Federal Reserve System (or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity) under the caption “Treasury Constant Maturities”, for the maturity corresponding to the Comparable Treasury Issue. If no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month; or

•

if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Optional Redemption Date.

The Adjusted Treasury Rate shall be calculated on the third Business Day preceding such Optional Redemption Date.

“Comparable Treasury Issue” means the U.S. Treasury security, selected by a Reference Treasury Dealer as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed (assuming, for this purpose, that the Notes matured on the Par Call Date), that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes (assuming, for this purpose, that the Notes matured on the Par Call Date) (the “Remaining Life”).

“Comparable Treasury Price” means, with respect to an Optional Redemption Date, (i) the average of the Reference Treasury Dealer Quotations for such Optional Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if the Quotation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Quotation Agent” means one of the Reference Treasury Dealers appointed by the Company, which in any case shall not be the Notes Trustee, to determine the Optional Redemption Price.

“Reference Treasury Dealer” means (1) Credit Suisse Securities (USA) LLC, BofA Securities, Inc. and J.P. Morgan Securities LLC and (2) two additional primary U.S. government securities dealers, including dealers outside New York City (each, a “Primary Treasury Dealer”)

selected by the Company and, in each case, their respective successors; provided that if any of them ceases to be a Primary Treasury Dealer the Company will substitute another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Optional Redemption Date, the average, as determined by the Quotation Agent, of the bid and ask prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent at 5:00 p.m., New York City time, on the third Business Day preceding such Optional Redemption Date.

The Company will prepare and mail a notice of redemption to each Holder of Notes to be redeemed by first-class mail (or, if the Notes are represented by one or more Global Securities, transmitted in accordance with DTC’s standard procedures therefor) at least 30 days (or 45 days in the case of any Notes held by the Trust) and not more than 60 days before the Optional Redemption Date. On and after an Optional Redemption Date, interest will cease to accrue on the Notes called for redemption (unless the Company defaults in payment of the Optional Redemption Price and accrued interest). On or before the Optional Redemption Date, the Company will deposit with a Paying Agent (or the Notes Trustee) money sufficient to pay the Optional Redemption Price of and accrued interest on the Notes to be redeemed on the Optional Redemption Date.  If less than all of the Notes are to be redeemed following the distribution of the Notes to the holders of the Trust Securities upon the dissolution and termination of the Trust, each Note shall be redeemed pro rata, rounded up or down to the nearest integral multiple of $1,000; provided that if the Notes are represented by one or more Global Securities, interests in such Global Securities shall be selected for redemption by DTC in accordance with its standard procedures therefor.

The Notes are not entitled to any sinking fund. If an Event of Default shall occur with respect to the Notes, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture contains provisions for defeasance at any time of the Notes, upon which the Company, at its option, shall be deemed to have been discharged from its obligations with respect to the Notes or shall cease to be under any obligation to comply with certain restrictive covenants of the Indenture. The provisions for defeasance set forth in Sections 13.02 and 13.03 of the Base Indenture shall apply if the Notes are distributed by the Trust to the holders of the Trust Securities upon the dissolution and termination of the Trust.

Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Outstanding Securities affected by such amendment or supplement voting as one class.  Without the consent of any Holder, the Company and the Notes Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency.  Subject to certain exceptions, any past default or Event of Default may be waived by Holders of at least a majority in principal amount of the Outstanding Securities of any series affected on behalf of the Holders of the Securities of that series or the Holders of at least a majority in principal amount of all the Outstanding Securities voting as one class. After the amendment or supplement is effective, any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such

Holder and upon all future Holders of this Note and of any Note issued upon the transfer hereof or in exchange hereunder or in lieu hereof whether or not notation of such consent or waiver is made upon this Note or upon any Note issued upon the transfer hereof or in exchange hereof or in lieu hereof.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Note at the time, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, this Note is transferable on the Security Register of the Company, upon surrender of this Note for transfer at the office or agency of the Company in The City of New York, New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

As provided in the Indenture and subject to certain limitations therein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of different authorized denominations as requested by the Holder surrendering the same.

No service charge shall be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Company, the Notes Trustee, the Paying Agent, the Security Registrar and any agent of the Company or the Notes Trustee may treat the person in whose name this Note is registered as the owner hereof for all purposes (subject to Section 3.02(a) of the First Supplemental Indenture), whether or not this Note be overdue, and neither the Company, the Notes Trustee nor any such agent shall be affected by notice to the contrary. Except as provided in Section 3.02(a) of the First Supplemental Indenture, all payments of the principal of and interest due on this Note made to or upon the order of the registered Holder hereof shall, to the extent of the amount or amounts so paid, effectually satisfy and discharge liability for moneys payable on this Note.

No recourse shall be had for payment of the principal of, or the interest on, this Note or for any claim based hereon or otherwise in any manner in respect hereof, or in respect of the Indenture, against any incorporator, shareholder, officer or director, as such, past, present or future of the Company or of any predecessor or, except as provided in the Indenture, successor corporation, whether by virtue of any constitutional provision or statute or rule of law, or by the enforcement of any assessment or penalty or in any other manner, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

This Note (and if this Note is a Global Security, any beneficial interest herein) shall not be offered, sold, pledged or otherwise transferred except in compliance with the requirements set forth in the legends hereof. If this Note is an individual Security, the Company or the Notes

Trustee, as Security Registrar, shall not be required to effect any transfer (other than to the Company or DTC or its nominee) of this Note on the Security Register unless it receives a certificate substantially in the form set forth in Annex A and duly executed by the Holder hereof or his attorney duly authorized in writing, together with other documentation, including any opinions of counsel, requested by the Company or the Notes Trustee in order to confirm compliance with the transfer restrictions set forth herein.

Annex A

Rule 144A Certificate

Lincoln National Corporation

150 N. Radnor-Chester Road

Radnor, Pennsylvania 19087

The Bank of New York Mellon
240 Greenwich Street, 7E
New York, NY 10286
Attn: Audrey Williams, GCT – Financial Institutions

Re:	2.330% Senior Notes due August 15, 2030 (the “Notes”)

of Lincoln National Corporation (the “Company”)

Reference is made to the Senior Indenture, dated as of March 10, 2009 (the “Base Indenture”), as amended and supplemented by the First Supplemental Indenture, dated as of August 18, 2020 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), relating to the Notes. Terms used herein and defined in the Indenture or in Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”), are used herein as so defined.

This certificate relates to U.S.$_____________ principal amount of Notes, which are evidenced by the following certificate(s) (the “Specified Securities”):

CUSIP No.: 534187 BM0

CERTIFICATE No(s). _____________________

The person in whose name this certificate is executed below (the “Undersigned”) hereby certifies that (i) it is the sole registered holder of the Specified Securities, or (ii) it is acting on behalf of all the registered holders of the Specified Securities and is duly authorized by them to do so. Such registered holder or holders are referred to herein collectively as the “Holder”.

The Holder has requested that the Specified Securities be transferred. In connection with such transfer, the Holder hereby certifies that the transfer is being effected in accordance with Rule 144A under the Securities Act and all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Holder hereby further certifies as follows:

1.

the Specified Securities are being transferred to a person that the Holder and any person acting on its behalf reasonably believe is a “qualified institutional buyer” within the meaning of Rule 144A, acquiring for its own account or for the account of a qualified institutional buyer; and

2.

the Holder and any person acting on its behalf have taken reasonable steps to ensure that such transferee of the Specified Securities is aware that the Holder may be relying on Rule 144A in connection with the transfer.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

Date: _________________

Very truly yours,

By:
Name:
Title:
Address:

(If the Undersigned, as such term is defined in the third paragraph of this certificate, is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

Schedule I1

The initial principal amount evidenced by this Security is $[●].

CHANGES TO PRINCIPAL AMOUNT OF THIS SECURITY

Date	Principal Amount by which this Security is to be Reduced or Increased, and Reason for Reduction or Increase	Remaining Principal Amount of Securities	Notation Made by

[1]	Include Schedule I if this is a Global Security.

Exhibit B

Restricted Legend

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ONE OR MORE QUALIFIED INSTITUTIONAL BUYERS IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A OR PURSUANT TO RULE 144 UNDER THE SECURITIES ACT, IF APPLICABLE OR ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

ANY PURCHASER OR HOLDER OF THIS SECURITY OR ANY INTEREST HEREIN REPRESENTS BY ITS PURCHASE AND HOLDING OF THIS SECURITY OR SUCH INTEREST THAT EITHER (1) IT IS NOT (A) AN EMPLOYEE BENEFIT PLAN AS DEFINED IN SECTION 3(3) OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR THAT IS SUBJECT TO ERISA OR A PLAN DESCRIBED IN SECTION 4975 OF THE CODE, (B) AN EMPLOYEE BENEFIT PLAN THAT IS A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA), A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) OR A NON-U.S. PLAN (AS DESCRIBED IN SECTION 4(B)(4) OF ERISA) THAT IS NOT SUBJECT TO THE REQUIREMENTS OF ERISA OR THE CODE BUT IS SUBJECT TO SIMILAR PROVISIONS UNDER APPLICABLE FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS (“SIMILAR LAWS”) OR (C) AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLANS PURSUANT TO SECTION 3(42) OF ERISA, DEPARTMENT OF LABOR REGULATIONS OR OTHERWISE, OR (2) THE PURCHASE AND HOLDING OF THE SECURITIES WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA, SECTION 4975 OF THE CODE OR UNDER ANY APPLICABLE SIMILAR LAWS.

LINCOLN NATIONAL CORPORATION RESERVES THE RIGHT TO MODIFY THE FORM OF THE SECURITIES FROM TIME TO TIME TO REFLECT ANY CHANGES IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THEIR PURCHASE OR RESALE. THE SECURITIES AND RELATED DOCUMENTATION, INCLUDING THIS LEGEND, MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY RESTRICTIONS ON AND PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THE SECURITIES TO

REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF SECURITIES SUCH AS THE SECURITIES GENERALLY. EACH HOLDER OF THIS CERTIFICATE SHALL BE DEEMED, BY THE ACCEPTANCE OF THIS CERTIFICATE, TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

[Include if the Securities of this series are distributed by the Trust in the form of Global Securities — UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO LINCOLN NATIONAL CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF DTC OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN DTC OR SUCH NOMINEE, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]